Ategrity Specialty Insurance Company Holdings Reports Third Quarter 2025 Results
Gross written premiums up 30.1% and combined ratio of 88.7% drive record earnings
NEW YORK, NY – October 22, 2025 – Ategrity Specialty Insurance Company Holdings (NYSE: ASIC) today announced financial results for the quarter ended September 30, 2025. The Company reported net income attributable to stockholders of $22.7 million, or $0.45 per diluted share, compared to $12.9 million, or $0.36 per diluted share, in the prior-year period. Adjusted net income attributable to stockholders(1) was $22.8 million, or $0.46 per diluted share(1).
Third Quarter 2025 Highlights
•Gross written premiums increased 30.1% to $143.9 million
•Net income attributable to stockholders was $22.7 million, or $0.45 per diluted share, up 76.2%
•Adjusted net income attributable to stockholders(1) was $22.8 million, or $0.46 per diluted share
•Combined ratio was 88.7%, compared to 95.3% in Q3 2024
•Adjusted return on stockholders’ equity(1) was 15.9%
•Book value per share at quarter-end was $12.24 per share, up 18.0% from year-end
Chief Executive Officer Justin Cohen said, “Ategrity delivered another quarter of top-line growth and margin expansion. Our results reflect consistent execution of our underwriting strategy, supported by disciplined pricing and prudent risk selection. Growth initiatives and broader distribution drove higher submission volume, which we converted into profitable business without compromising selectivity. Our business scaled efficiently, producing operating leverage and a lower expense ratio. We operate a differentiated model underpinned by analytics and automation that continues to extend our advantage in the market and drive profitable growth.”
Underwriting Results
For the quarter ended September 30, 2025, gross written premiums increased 30.1% compared to the prior-year period, driven by execution of our growth initiatives and increased engagement across our expanding distribution network. Gross written premiums for casualty lines increased 41.4% year-over-year, reflecting the Company’s strategic focus on broadening casualty-related products and verticals. Gross written premiums in property lines increased 10.8% year-over-year, an acceleration of growth on a sequential basis, reflecting the benefit of a full-year anniversary of the pricing and catastrophe management actions initiated in the third quarter of 2024.
Underwriting income(1) was $10.6 million for the quarter, up 207.7% from $3.5 million in the prior year period. The combined ratio for the quarter was 88.7%, a decrease from 95.3% in the prior-year period, driven by improvements in both the loss and expense ratios. The loss ratio decreased by 2.1 percentage points to 60.0%, supported by strong underwriting results in property, including lower attritional losses and favorable catastrophe experience.
The overall expense ratio was 28.7% for the quarter, compared to 33.2% in the prior-year period, driven by operating expense leverage and lower net policy acquisition costs. Operating expenses, net of fee income, decreased as a percentage of net earned premiums by 2.7 percentage points to 10.8%, reflecting emerging scale benefits of our centralized model, as well as improved fee income. Policy acquisition costs also contributed to margin expansion, decreasing as a percentage of net earned premiums by 1.8 percentage points to 17.9%, reflecting favorable business mix.
President and Chief Underwriting Officer Chris Schenk said, “This quarter’s performance demonstrates how combining disciplined underwriting with the strategic deployment of technology drives strong operating results. Submission growth accelerated in the third quarter, reflecting our expanding distribution network and record demand for our products. We remained selective in our underwriting, attaining our target hit ratios. We achieved rate increases ahead of loss trend in both property and casualty lines. Our results benefited from favorable property experience and a deliberate shift in our portfolio toward areas of our business with stronger underlying economics. We also improved our exposure profile and grew premiums faster than expenses. Taken together, these results reinforce the scalability of our productionized underwriting model and its ability to deliver sustainable growth and profitability.”

(1) See the definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.

Summary of Operating Results
The following table summarizes the Company’s results of operations for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except percentages)	2025	2024	2025	2024
Gross written premiums	$143,858	$110,552	$427,503	$318,771
Ceded written premiums	(36,348)	(34,624)	(112,851)	(95,811)
Net written premiums	107,510	75,928	314,652	222,960

Net premiums earned	93,710	72,885	258,939	213,802
Fee income	2,225	249	4,309	565
Losses and loss adjustment expenses	56,199	45,230	153,472	130,404
Underwriting, acquisition and insurance expenses	29,116	24,452	82,431	72,157
Underwriting income (1)	10,620	3,452	27,345	11,806
Net investment income	10,961	6,810	30,747	17,790
Net realized and unrealized gains (losses) on investments	9,179	8,777	5,990	6,950
Interest expense	(392)	(480)	(1,286)	(1,574)
Other income	25	24	1,017	72
Other expenses	(659)	(64)	(1,059)	(174)
Income before income taxes	29,734	18,519	62,754	34,870
Income tax expense	6,118	3,346	13,071	6,622
Net income	$23,616	$15,173	$49,683	$28,248
Less: Net (loss) income attributable to non-controlling interest - General Partner	952	2,310	936	2,684
Net income attributable to stockholders	$22,664	$12,863	$48,747	$25,564

Key Metrics
Adjusted net income attributable to stockholders (1)	$22,828	$12,863	$49,228	$25,564
Loss ratio	60.0%	62.1%	59.3%	61.0%
Expense ratio	28.7%	33.2%	30.2%	33.5%
Combined ratio (3)	88.7%	95.3%	89.4%	94.5%
Return on stockholders' equity (2)	15.8%	14.7%	13.2%	10.0%
Adjusted return on stockholders' equity (1)(2)	15.9%	14.7%	13.3%	10.0%
Diluted earnings per share	$0.45	$0.36	$1.06	$0.71
Adjusted diluted earnings per share(1)	$0.46	$0.36	$1.09	$0.71
(1) Each of these metrics is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
(2) For the three and nine months ended September 30, 2025 and 2024, net income attributable to stockholders and adjusted net income attributable to stockholders are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
(3) Ratios are calculated using unrounded figures. The sum of components may differ slightly from totals shown due to rounding.

Gross Written Premiums
The following table presents gross written premiums by product for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands, except percentages)	2025	2024	% Change	2025	2024	% Change
Casualty	$98,863	$69,931	41.4%	$288,026	$188,737	52.6%
Property	44,995	40,621	10.8%	139,477	130,034	7.3%
Gross written premiums	$143,858	$110,552	30.1%	$427,503	$318,771	34.1%

Expense Ratio
The following tables summarize the components of our expense ratio for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
($ in thousands, except percentages)	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$16,741	17.9%	$14,348	19.7%
Operating expenses, net of fee income (1)	10,150	10.8%	9,856	13.5%
Underwriting, acquisition and insurance expenses, net of fee income (2)	$26,891	28.7%	$24,204	33.2%

	Nine Months Ended September 30,
	2025		2024
($ in thousands, except percentages)	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$47,562	18.4%	$44,579	20.9%
Operating expenses, net of fee income (1)	30,561	11.8%	27,013	12.6%
Underwriting, acquisition and insurance expenses, net of fee income	$78,123	30.2%	$71,592	33.5%
(1) Net of fee income of $2.2 million and $0.2 million for the three months ended September 30, 2025 and 2024, and $4.3 million and $0.6 million for the nine months ended September 30, 2025 and 2024, respectively.
(2) Ratios are calculated using unrounded figures. The sum of components may differ slightly from totals shown due to rounding.

Investment results

The following tables summarize net investment income and net realized and unrealized gains on investments for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Investment income
Fixed-maturity securities	$6,599	$4,863	$19,324	$8,384
Short-term investments	2,361	196	4,085	2,477
Cash equivalents	433	1,267	1,344	4,871
Equity securities	—	—	—	44
Loans to affiliates	1,537	250	3,330	751
Securities sold not yet purchased	—	(13)	—	(249)
Total fixed income	10,930	6,563	28,083	16,278
Utility & Infrastructure Investments	64	177	2,995	1,561
Other expenses	(33)	70	(331)	(49)
Net investment income	$10,961	$6,810	$30,747	$17,790

Net realized and unrealized gains (losses) on investments	$9,179	$8,777	$5,990	$6,950
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, we believe that certain non-GAAP financial measures provide investors in our common stock with additional useful information in evaluating our performance. Management believes that excluding certain items that are not indicative of core performance assists in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are limitations related to the use of these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures.
Underwriting Income
We define underwriting income as income before income taxes excluding the impact of net investment income, net realized and unrealized gains (losses) on investments, other income, interest expense, and other expenses (which include expenses related to corporate activities and expenses recorded by us in connection with the Company’s initial public offering). Underwriting income is a measure of the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to net investment income among other things. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for income before income taxes calculated in accordance with GAAP and other companies may define underwriting income differently.
Underwriting income for the three and nine months ended September 30, 2025 and 2024 reconciles to income before income taxes as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Income before income taxes	$29,734	$18,519	$62,754	$34,870
Less:
Net investment income	(10,961)	(6,810)	(30,747)	(17,790)
Net realized and unrealized (gains) losses on investments	(9,179)	(8,777)	(5,990)	(6,950)
Other income	(25)	(24)	(1,017)	(72)
Add:
Interest expense	392	480	1,286	1,574
Other expenses	659	64	1,059	174
Underwriting income	$10,620	$3,452	$27,345	$11,806

Adjusted net income attributable to stockholders
We define adjusted net income attributable to stockholders as net income attributable to stockholders excluding certain other non-operating expenses, which include expenses recorded by us in connection with the Company’s initial public offering. We use adjusted net income attributable to stockholders as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net income attributable to stockholders should not be viewed as a substitute for net income attributable to stockholders calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Adjusted net income attributable to stockholders for the three and nine months ended September 30, 2025 and 2024 reconciles to net income attributable to stockholders as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net income attributable to stockholders	$22,664	$12,863	$48,747	$25,564
Adjustments:
Other non-operating expenses (1)	207	—	608	—
Tax impact	(43)	—	(127)	—
Adjusted net income attributable to stockholders	$22,828	$12,863	$49,228	$25,564

(1) In the three and nine months ended September 30, 2025, other non-operating expenses includes share-based compensation expenses recorded by us related to our initial public offering.

Adjusted return on stockholders’ equity
We define adjusted return on stockholders’ equity as adjusted net income attributable to stockholders, expressed as a percentage of average beginning and ending stockholders’ equity during the period. Adjusted net income attributable to stockholders excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted return on stockholders’ equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on stockholders’ equity should not be viewed as a substitute for return on stockholders’ equity calculated in accordance with GAAP, and other companies may define adjusted return on stockholders’ equity and adjusted net income attributable to stockholders differently.
Adjusted return on stockholders’ equity for the three and nine months ended September 30, 2025 and 2024 reconciles to return on stockholders’ equity as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except percentages)	2025	2024	2025	2024
Numerator: Adjusted net income attributable to stockholders, annualized (1)	$91,312	$51,452	$65,637	$34,085
Denominator: Average stockholders’ equity	574,125	349,822	493,434	341,716
Adjusted return on stockholders' equity	15.9%	14.7%	13.3%	10.0%
(1) For the three and nine months ended September 30, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.

Adjusted diluted earnings per share

We define adjusted diluted earnings per share as adjusted net income attributable to stockholders, divided by weighted average common shares outstanding - diluted for the period. We use adjusted diluted earnings per share as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted diluted earnings per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define adjusted diluted earnings per share differently.
Adjusted diluted earnings per share for the three and nine months ended September 30, 2025 and 2024 reconciles to diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except share and per share data)	2025	2024	2025	2024
Numerator: Adjusted net income attributable to stockholders	$22,828	$12,863	$49,228	$25,564
Denominator: Weighted-average shares outstanding - diluted	49,972,530	36,229,096	45,046,434	36,233,646
Adjusted diluted earnings per share	$0.46	$0.36	$1.09	$0.71

Conference Call
Ategrity will hold a conference call to discuss this press release today, October 22, at 5:00 p.m. Eastern Time. Interested parties may access the conference call via a live webcast, which can be accessed at https://events.q4inc.com/attendee/426743085 or by visiting the Company’s Investor Relations website. Please join the webcast at least 10 minutes before the scheduled start time. A replay of the event webcast will be available on the Company’s Investor Relations website approximately two hours following the call, for a period of at least 30 days.
__________________________________________________________________________________________________
About Ategrity Specialty Insurance Company Holdings
Ategrity Specialty Insurance Company Holdings is a profitable and growing specialty insurance company dedicated to providing excess and surplus (“E&S”) products to small to medium-sized businesses across the United States. We have built a proprietary underwriting platform that combines sophisticated data analytics with automated and streamlined processes to efficiently serve our clients and deliver long-term value to our stockholders. The small to medium-sized business market is characterized by large volumes of small-sized policies, and we believe our competitive edge lies in our ability to offer consistent, high-speed, and low-touch interactions that our distribution partners value. This advantage stems from our technology-driven method of standardizing, simplifying, and automating our transaction process, which we call productionized underwriting.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this press release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among others, statements relating to our investments in automation and analytics and their expected impact and expected profitable growth. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others: the risks and uncertainties discussed under the caption “Risk Factors” in our Prospectus filed pursuant to Rule 424(b)(4) filed with the Securities and Exchange Commission, (the “SEC”) on June 11, 2025 and our other filings with the SEC. Accordingly, you should read this press release completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this press release. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events, or otherwise. You should not place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Investor Relations Contact IR@ategrity.com

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2025 (Unaudited)	December 31, 2024
	(in thousands, except shares and par value data)
Assets:
Fixed maturity securities available-for-sale, at fair value (amortized cost: $503,537 in 2025 and $434,965 in 2024)	$514,899	$438,752
Utility & Infrastructure Investments, at fair value (cost of $172,753 in 2025 and $216,075 in 2024)	185,574	270,242
Short-term investments	223,005	52,612
Loans to affiliates	106,500	13,501
Other invested assets	280	280
Total invested assets	1,030,258	775,387

Cash and cash equivalents	34,319	26,573
Due from broker	27	—
Investment income due and accrued	11,739	5,642
Premiums receivable, net of allowance for credit losses of $7,484 in 2025 and $5,907 in 2024	77,943	53,500
Deferred policy acquisition costs, net of ceding commissions	30,066	21,552
Prepaid reinsurance premiums	7,482	3,905
Deferred income tax asset, net	9,227	9,670
Reinsurance recoverable, net of allowance for credit losses of $0 in 2025 and $0 in 2024	165,230	133,616
Receivable from affiliates, net	514	16,857
Ceded unearned premiums	70,467	68,205
Other assets	9,155	8,531
Total assets	$1,446,427	$1,123,438

Liabilities, stockholders' equity and non-controlling interest:
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	487,198	403,576
Unearned premiums	270,803	212,828
Securities sold, not yet purchased, at fair value (cost of $0 in 2025 and $932 in 2024)	—	930

	September 30, 2025 (Unaudited)	December 31, 2024
	(in thousands, except shares and par value data)
Payable to reinsurers	25,040	27,160
Due to broker	—	9,189
Accounts payable and accrued expenses	50,658	38,061
Funds held under reinsurance treaties	1,682	2,092
Income tax payable	17,855	26,488
Other liabilities	3,195	4,307
Total liabilities	856,431	724,631

Stockholders' equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized and none issued or outstanding.	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 48,066,674 and 38,386,433 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	48	38
Additional paid-in capital	496,222	360,703
Retained earnings	83,316	34,569
Accumulated other comprehensive income	8,974	2,997
Total stockholders' equity	588,560	398,307
Non-controlling interest - General Partner	1,436	500
Total stockholders' equity and non-controlling interest	589,996	398,807
Total liabilities, stockholders' equity and non-controlling interest	$1,446,427	$1,123,438

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Revenues
Gross written premiums	$143,858	$110,552	$427,503	$318,771
Ceded written premiums	(36,348)	(34,624)	(112,851)	(95,811)
Net written premiums	107,510	75,928	314,652	222,960
Change in unearned premiums	(13,800)	(3,043)	(55,713)	(9,158)
Net premiums earned	93,710	72,885	258,939	213,802
Fee income	2,225	249	4,309	565
Net investment income	10,961	6,810	30,747	17,790
Net realized and unrealized gains (losses) on investments	9,179	8,777	5,990	6,950
Other income	25	24	1,017	72
Total revenues	116,100	88,745	301,002	239,179

Expenses
Losses and loss adjustment expenses	56,199	45,230	153,472	130,404
Underwriting, acquisition and insurance expenses	29,116	24,452	82,431	72,157

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Interest expense	392	480	1,286	1,574
Other expenses	659	64	1,059	174
Total expenses	86,366	70,226	238,248	204,309
Income before income taxes	29,734	18,519	62,754	34,870
Income tax expense	6,118	3,346	13,071	6,622
Net income	23,616	15,173	49,683	28,248

Less: Net income (loss) attributable to non-controlling interest - General Partner	952	2,310	936	2,684
Net income attributable to stockholders	22,664	12,863	48,747	25,564

Other comprehensive income:
Unrealized gains (losses), net of taxes	5,939	10,882	5,976	14,230
Total comprehensive income attributable to stockholders	$28,603	$23,745	$54,723	$39,794

Earnings per share:
Basic	$0.47	$0.36	$1.10	$0.71
Diluted	$0.45	$0.36	$1.06	$0.71
Weighted-average shares outstanding:
Basic	48,066,667	36,227,222	43,508,478	36,232,494
Diluted	49,972,530	36,229,096	45,046,434	36,233,646